Exhibit 3.3.100

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

ARTICLES OF ORGANIZATION

(Under G.L. Ch. 156B)

ARTICLE I

The name of the corporation is:

Premium Theater of Framingham, Inc.

ARTICLE Il

The purpose of the corporation is to engage in the following business activities:

See Attached Article II

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8½ x 11 sheets of paper leaving a left hand margin of at least 1 inch. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

/s/ [ILLEGIBLE]
Examiner

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Name Approved

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P.C.

ARTICLE III

The type and classes of stock and the total number of shares and par value, if any, or each type and class of stock which the corporation is authorized to issue is as follows:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:	10,000	COMMON:
PREFERRED:		PREFERRED:

ARTICLE IV

If more than one type, class or series is authorized, a description of each with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each type and class thereof and any series now established.

Not Applicable

ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

None

ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: (If there are no provisions state “None”).

See Attached Article VI

Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

ARTICLE II

To generally carry on the business of furnishing entertainment, amusement, theater, cafe, lounge and restaurant services to the public and to obtain and do business under one or more alcoholic beverage licenses, under due public authority and in conformance with law and regulations.

To acquire the good will, rights, licenses, and rights of representation, and property of any person, firm, association, or corporation, under the laws of the United States or of any other country and to pay for the same in cash or stock of this company, bonds or obligations of this company, or otherwise, and to hold or in any manner dispose of the whole or any part of the property so acquired; to purchase, acquire, hold and dispose of the stock, bonds and other evidences of indebtedness of any corporation, domestic or foreign, and to issue and exchange therefor its stock, bonds or other obligations.

To do, exercise and perform any and every act, thing or power necessary, suitable or desirable for the accomplishment of any purpose, and the attainment of any object or the furtherance of any power which is a lawful purpose, object or power of a corporation organized under Chapter 156B of the Massachusetts General Laws, either alone or in conjunction with other corporations, firms, associations, entities or individuals and either as principal or agent: and to do every act or acts or thing or things incidental or appurtenant to or growing out of or in connection with the objects, purposes or powers or any of them, which a corporation organized under Chapter 156B of the Massachusetts General Laws is not now or hereafter prohibited from doing, exercising or performing.

The foregoing clauses are to be construed both as purposes and powers and it is hereby expressly provided that the enumeration herein of specific purposes and powers shall not be held to limit or restrict in any manner the exercise and enjoyment of all the general purposes and powers of business corporations organized under Chapter 156B of the Massachusetts General Laws.

ARTICLE Vl PROVISIONS

1 -            All meetings of stockholders of the corporation may be held within the Commonwealth of Massachusetts or elsewhere within the United States. The place of such meetings shall be fixed in, or determined in the manner provided by the By-Laws.

2 -            The Corporation may do everything necessary or proper for the accomplishment of the purposes enumerated in ARTICLE II or incidental to the powers herein named, or which shall at any time appear conducive or expedient for the protection or benefit of the Corporation as either holder of or interested in, any property or otherwise, with all the powers now or hereafter conferred by the laws of the Commonwealth of Massachusetts and by the principles of the common law, and the enumeration of specific powers hereinbefore stated shall not be construed to limit or restrict in any manner the aforesaid general powers of the corporation.

ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.

ARTICLE VIII

a. The post office address of the corporation IN MASSACHUSETTS is:

1280 Boylston Street, Chestnut Hill MA 02167

b. The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:

	NAME	RESIDENCE	POST OFFICE ADDRESS

President:	Paul R. DelRossi	53 Woodbine, Belmont MA 02178

Treasurer:	G. Gail Edwards	120 Highrock St. Needham, MA 02192

Clerk:	G. Gail Edwards	120 Highrock St. Needham, MA 02192

Director:	Paul R. DelRossi	53 Woodbine, Belmont MA 02178

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:

10/31

d. The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is

ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the pains and penalties of perjury, I/WE, whose signature(s) appear below as incorporator(s) and whose names and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of foregoing this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 24th day of March, 1997.

/s/ G. Gail Edwards
G. Gail Edwards

NOTE:          If an already-existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

SECRETARY OF

THE COMMONWEALTH

97 MAR 26  11:11:01

[ILLEGIBLE]

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF ORGANIZATION

GENERAL LAWS, CHAPTER 156B, SECTION 12

I hereby certify that, upon an examination of these articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $200 having been paid, said articles are deemed to have been filed with me this 26th day of MARCH 1997

Effective date

/s/ William Francis Galvin

William Francis Galvin
Secretary of the Commonwealth

FILING FEE: 1/10 of 1% of the total amount of the authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than one dollar or no par stock shall be deemed to have a par value of one dollar per share.

A TRUE COPY ATTEST

/s/ William Francis Galvin
William Francis Galvin
Secretary of the Commonwealth
DATE 1/13/06 CLERK	/s/ [ILLEGIBLE]

PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT

Peter R. Barbieri, Esq.

Garrahan, Barbieri & Garrahan, P.C.

1500 Worcester Road

Framingham, MA 01702

Telephone: 508-626-9382